DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                                Fax 212-450-4800


                                                              May 15, 2000



Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080-4990

Ladies and Gentlemen:

      We have acted as counsel to Genentech, Inc., a Delaware corporation ("Genentech"), in connection with the preparation of Genentech's Registration Statement on Form S-3, as amended (the "Registration Statement'), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 6,517,309 shares (the "Shares') of common stock, par value $.02 per share, of Genentech.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

      In rendering this opinion we have assumed that, prior to the offering of any of the Shares, the Registration Statement, as then amended, will have become effective under the Securities Act.

      On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,



                                             /s/ Davis Polk & Wardwell